Exhibit 99.1

PRESS RELEASE

DAVID COHEN JOINS ASPEN INSURANCE AS PRESIDENT AND CHIEF UNDERWRITING OFFICER

Global Underwriting Leader Brings Over 35 Years of Experience

HAMILTON, Bermuda – November 3, 2015 – Aspen Insurance Holdings Limited (“Aspen” or “the Company”) (NYSE:AHL) is announcing today the appointment of David Cohen as President and Chief Underwriting Officer of its insurance segment, Aspen Insurance.

David was until recently President US and Global Casualty Chief Underwriting Officer, at Liberty International Underwriters. He will be a member of Aspen’s group executive team and report to Mario Vitale, Chief Executive Officer of Aspen’s insurance segment.

As President, David will work with Mario to further develop and implement the overall business strategy of Aspen Insurance, accelerating the successful growth of the business. As Chief Underwriting Officer, David will oversee segment business plans and pricing models, support business development activity and act as a referral authority for underwriting risks.

Chris O’Kane, Aspen’s Group Chief Executive Officer, said: “I am delighted that David has joined Aspen Insurance. He is one of the foremost specialty underwriting leaders with an outstanding track record of building businesses and delivering consistent, cross-cycle returns. He will be a valuable addition to our group executive team and will strengthen even further our Insurance leadership.”

David Cohen commented: “I am very excited to be joining a dynamic and successful Aspen Insurance team whose understanding of specialty underwriting is part of the Company’s DNA. The scale of the opportunity ahead for Aspen Insurance is significant and I look forward to working with my new colleagues to make the most of that opportunity.”

Mario Vitale added: “The breadth of David’s underwriting and business creation background, and in particular his substantial experience and insights into specialty insurance markets, will be a great asset to us as we deliver growth in our insurance book and develop further our insurance footprint. The entire Insurance leadership team is very much looking forward to working with David.”

- ENDS -

NOTES TO EDITORS:

David Cohen has over 35 years of insurance industry experience, most recently at Liberty International Underwriters (LIU). He has been Global Casualty Chief Underwriting Officer at LIU since June 2001 and was appointed to the additional role of President of LIU US in December 2006. Prior to this, he was President, Casualty Division, Great American Insurance Company for five years and before that, he worked in the Excess Casualty Division at The Home Insurance Company for 10 years. He began his career at American International Group in 1980.

About Aspen Insurance Holdings Limited
Aspen provides reinsurance and insurance coverage to clients in various domestic and global markets through its subsidiaries and offices in Australia, Bermuda, France, Germany, Ireland, Singapore, Switzerland, the United Kingdom and the United States. For the year ended December 31, 2014, Aspen reported $10.7 billion in total assets, $4.8 billion in gross reserves, $3.4 billion in total shareholders’ equity and $2.9 billion in gross written premiums. Its operating subsidiaries have been assigned a rating of “A” (“Strong”) by Standard & Poor’s Financial Services, an “A” (“Excellent”) by A.M. Best Company Inc. and an “A2” (“Good”) by Moody’s Investor Service, Inc.

Application of the Safe Harbor of the Private Securities Litigation Reform Act of 1995
This press release contains "forward-looking" statements regarding future results and events, including, without limitation, statements regarding its personnel and achievement of Aspen’s strategies and business plans. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “expect,” “intend,” “plan,” “believe,” “do not believe,” “aim,” “project,” “anticipate,” “seek,” “will,” “likely,” “assume,” “estimate,” “may,” “continue,” “guidance,” “objective,” “outlook,” “trends,” “future,” “could,” “would,” “should,” “target” and similar expressions of a future or forward-looking nature.

All forward-looking statements rely on a number of assumptions, estimates and data concerning future results and events and are subject to a number of uncertainties and other factors, many of which are outside Aspen’s control that could cause actual results to differ materially from such statements. For a detailed description of uncertainties and other factors that could impact the forward-looking statements in this press release, please see the “Risk Factors” section in Aspen’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the U.S. Securities and Exchange Commission on February 23, 2015. Aspen undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information:

Please visit www.aspen.co or contact:

Investors
Mark Jones, Senior Vice President, Investor Relations, Aspen
mark.p.jones@aspen.co
+1 (646) 289 4945
Media
Karen Green, Office of the CEO, Aspen
Karen.Green@aspen.co
+44 20 7184 8110

International – Citigate Dewe Rogerson            North America – Abernathy MacGregor
Caroline Merrell or Jos Bieneman                Carina Davidson or Allyson Vento
caroline.merrell@citigatedr.co.uk             ccd@abmac.com
jos.bieneman@citigatedr.co.uk                 amv@abmac.com
+44 20 7638 9571                        +1 (212) 371 5999

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